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                                              EXHIBIT 21.1




























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
     HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                 LIST OF SUBSIDIARIES

          Subsidiary                                 Jurisdiction
          -------------                             --------------
AKG Akustische GmbH                               Republic of Austria

Allen & Heath Limited                             United Kingdom

Audax Industries, SNC                             France

Becker Automotive (Pty) Ltd.                      South Africa

Becker GmbH                                       Germany

Becker Holding GmbH                               Germany

Becker of North America, Inc.                     Delaware

Becker Service und Verwaltungs GmbH               Germany

BSS Audio Ltd                                     United Kingdom

D.A.V.I.D. GmbH                                   Germany

Edge Technology Group Ltd.                        United Kingdom

Harman Audio Outlet, Inc.                         Delaware

Harman Belgium NV                                 Kingdom of Belgium

Harman Consumer Europe A/S                        Denmark

Harman Consumer France SNC                        France

Harman Consumer Manufacturing -
    El Paso, Inc.                                 Delaware

Harman Consumer Netherlands BV                    Netherlands

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
     HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                LIST OF SUBSIDIARIES

          Subsidiary                              Jurisdiction
          -------------                          --------------
Harman Deutschland GmbH                           Germany

Harman Enterprises, Inc.                          Delaware

Harman Holding Europe A/S                         Denmark

Harman International
    Foreign Sales Corporation                     Guam

Harman International
    Industries Limited                            United Kingdom

Harman International Japan Co., Limited           Japan

Harman Investment Company, Inc.                   Delaware

Harman-Kardon, Incorporated                       Delaware

Harman Marketing Europe A/S                       Denmark

Harman-Motive, Inc.                               Delaware

Harman Motive Limited                             United Kingdom

Harman Music Group Incorporated                   Utah

Harman Pro France SNC                             France

Harman Pro GmbH                                   Germany

Harman Pro North America, Inc.                    Delaware

Harman UK Limited                                 United Kingdom


     HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                                 LIST OF SUBSIDIARIES

          Subsidiary                              Jurisdiction
          -------------                          --------------
Infinity Systems A/S                              Denmark

Infinity Systems, Inc.                            California

JBL Europe A/S                                    Denmark

JBL Incorporated                                  Delaware

Lexicon, Incorporated                             Massachusetts

Lydig of Scandinavia A/S                          Denmark

Madrigal Audio Laboratories, Inc.                 Connecticut

Orban, Inc.                                       Delaware

Precision Devices, Ltd                            United Kingdom

Revel Corp.                                       Delaware

Soundcraft Electronics, Limited                   United Kingdom

Spirit by Soundcraft, Inc.                        Delaware

Studer Canada Limited                             Canada

Studer Digitec S.A.                               France

Studer Japan Ltd.                                 Japan

Studer Professional Audio AG                      Switzerland

Studer U.K. Limited                               United Kingdom

Turbosound Ltd.                                   United Kingdom

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